UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41763	88-1368281
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 El Camino Real Building 4 Suite 200
Palo Alto, CA	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +82-2-2564-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 15, 2026, the Board of Directors (the “Board”) of Global Interactive Technologies, Inc. (the “Company”) appointed Amy Shi as the Executive Chair of the Board, effective October 15, 2026 (the “Effective Date”).

Ms. Shi, age 45, was elected as a director of the Company in December 2024. Ms. Shi brings over 20 years of experience in business development and relationship management across the banking, investment management, international trade, media, and technology industries. Since December 2024, she has served as Managing Member and CEO of PixelArc LLC, a Hollywood-based TV and film IP management and production company. Prior to that, she worked as an independent management consultant in Seoul and had made significant contributions to the Company as an independent consultant from October 2021 to April 2023. From May 2019 to August 2020, Ms. Shi served as Vice President at HSBC, and from August 2012 to May 2019 as Assistant Vice President at JPMorgan Chase. In the technology sector, she held a Partner Relations role at Apple Inc. from 2016 to 2017 and earlier worked at China Telecom as Account Executive from 2002 to 2005. She also has prior experience in operations and management consulting at Bestview International and Phoenix Design. Fluent in English, Mandarin, and Korean, Ms. Shi holds dual bachelor’s degrees in Computer Science and Marketing and a Master’s degree from The Ohio State University.

There are no arrangements or understandings between Ms. Shi and any other person pursuant to which Ms. Shi was appointed as Executive Chair of the Board, and no family relationships exist between Ms. Shi and any director or executive officer of the Company. Ms. Shi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K except as previously disclosed in the Company’s filings with the Securities and Exchange Commission.

Compensation Arrangement with Ms. Shi

In connection with her appointment as Executive Chair of the Board, Ms. Shi entered into an Executive Chair Service Agreement (the “ECS Agreement”) which provides that Ms. Shi will serve as Executive Chair of the Board for an initial term of one year, automatically renewing for successive one-year periods unless Ms. Shi or the Company gives 60 days’ written notice of nonrenewal. Pursuant to the ECS Agreement, while serving as Executive Chair of the Board, Ms. Shi will receive an annual cash compensation of $10,000 per month ($120,000 annually) and an annual equity compensation component with a reference amount of $250,000. Ms. Shi’s cash compensation will be reviewed by the Company six months after the Effective Date and her cash compensation will increase to $20,000 per month ($240,000 annually) on the first anniversary of the ECS Agreement or earlier if approved by the Company. Ms. Shi has agreed to defer payment of specified cash compensation until the Company’s next financing, with the Board determining the portion of accrued compensation payable following that financing, subject to applicable law. Any unpaid balance will continue to be owed. Ms. Shi’s initial equity award will be fully vested upon lawful grant. Implementation of the initial equity award remains subject to required approvals, sufficient plan capacity, and applicable plan requirements and law. If the initial equity award cannot lawfully be implemented by the deadline set forth in the ECS Agreement, the undelivered portion shall be replaced with a cash entitlement.

Ms. Shi will also receive $75,000 for completed executive services beyond her ordinary director duties for the period from July 1, 2025 through September 30, 2026, calculated at $5,000 per month. Additionally, Ms. Shi will receive $5,000 per month, prorated for partial months, based on calendar days from October 1, 2026 through the day before the Effective Date for her additional executive services. All unpaid ordinary director compensation accrued through the day before the Effective Date remains separately payable to Ms. Shi. From the Effective Date, the ECS Agreement covers executive and Board services, and no separate ordinary director retainer shall accrue.

If Ms. Shi is terminated without Cause (as defined in the ECS Agreement) or resigns for Good Reason (as defined in the ECS Agreement), she is entitled to receive 12 months of then-current base cash compensation, paid in 12 monthly installments beginning 30 days after the applicable separation from service and the remaining service conditions on any subsequent annual equity award covering the then-current service period shall accelerate to the extent lawfully permitted. As part of her appointment to Executive Chair of the Board, Ms. Shi also entered into an Indemnification Agreement, effective October 15, 2026 (the “Indemnification Agreement”) with the Company. The Indemnification Agreement covers Ms. Shi’s past, present, and future service as a director, Executive Chair of the Board, officer, employee, consultant, or agent of the Company, and service for another entity at the Company’s request.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the ECS Agreement, attached hereto as Exhibit 10.1, and the Indemnification Agreement, attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Chair Service Agreement between Global Interactive Technologies, Inc. and Amy Shi, effective as of October 15, 2026
10.2	Indemnification Agreement between Global Interactive Technologies, Inc. and Amy Shi, entered into as of October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Interactive Technologies, Inc.

	By:	/s/ Taehoon Kim
Date: October 21, 2026	Name:	Taehoon Kim
	Title:	Chief Executive Officer